Exhibit 99.1

Higher One Holdings, Inc. Reports Fourth Quarter and Full Year 2010 Financial Results

•	Full Year 2010 revenue increased 87% from 2009 to $145.0 million

•	Fourth quarter revenue increased 53% year-over-year to $39.8 million

•	1.6 million OneAccounts at the end of the fourth quarter, up 61% from a year ago

New Haven, CT, February 15, 2011 – Technology and payments services provider Higher One Holdings, Inc. (NYSE: ONE) (“Higher One”) today announced revenue for the fourth quarter 2010 of $39.8 million, up 53% from $26.1 million in the fourth quarter of 2009. For the full year, Higher One posted revenue of $145.0 million, up 87% from the $77.6 million generated in 2009. Revenue growth for both the fourth quarter and the full year 2010 was primarily attributable to an increase in the number of students choosing to use the OneAccount and the addition of the results of Higher One Payments, Inc. (the Informed Decisions Corporation acquisition), which was acquired in the fourth quarter of 2009.

“Higher One is committed to reducing higher education expense by helping schools eliminate unnecessary costs and realize process efficiencies,” explained Dean Hatton, President and CEO of Higher One. “We reduce waste, delays, and errors in the refund distribution process, give students choice on how they receive their financial aid refunds, and provide them with valuable banking services and financial education. With OneDisburse, it’s free for students to receive their financial aid refunds, and the OneAccount has all the functionality of a checking account. Our strong growth is a result of the value both schools and students find in our cost-saving, efficiency-enhancing products and services.”

Higher One also reported fourth quarter GAAP net income of $8.5 million, and non-GAAP adjusted net income, which excludes certain one-time costs, stock-based compensation, stock-based and other customer acquisition expense, and amortization of intangible assets, of $10.0 million. GAAP diluted EPS was $0.14 in the quarter, up from $0.09 in the fourth quarter of 2009. Non-GAAP adjusted diluted EPS was $0.17 in the fourth quarter, up from $0.11 a year ago. In the fourth quarter of 2010, non-GAAP adjusted EBITDA was $16.8 million, up 63% from $10.3 million in the same period last year.

Full year 2010 GAAP net income came in at $25.1 million, and non-GAAP adjusted net income, which excludes certain one-time costs, stock-based compensation, stock-based and other customer acquisition expense, and amortization of intangible assets, was $34.4 million. GAAP diluted EPS was $0.44 for 2010, up from $0.27 in 2009. 2010 non-GAAP adjusted diluted EPS was $0.60, up from $0.34 a year ago. For full year 2010, non-GAAP adjusted EBITDA was $59.5 million, up 95% from $30.5 million in 2009.

The number of OneAccounts at the end of 2010 totaled 1.6 million, up 61% from approximately 1.0 million at the end of 2009. Total enrollment at higher education clients who have purchased the OneDisburse product increased to 3.3 million, an increase of more than 961,000 from 2.3 million at the end of 2009. Total enrollment at higher education clients who have purchased the CASHNet suite of payment products increased to 2.5 million, up more than 488,000 from 2.0 million at the end of the prior year.

Operating cash flow in the quarter was $13.0 million, up 41% from $9.2 million in the fourth quarter of 2009. The company generated $40.1 million in operating cash flow for the full year 2010, up 94% from

$20.7 million in 2009. Cash, cash equivalents, and liquid investments totaled $49.2 million at December 31, 2010.

Higher One issued revenue guidance for the first quarter of 2011 of $51.0 – $53.0 million. The company updated full year 2011 revenue guidance to $180.0 – $188.0 million. The company issued GAAP diluted EPS guidance for the first quarter and full-year 2011 of $0.14 – $0.20 and $0.39 – $0.56, respectively. Noting that GAAP diluted EPS is subject to material and unpredictable impacts from certain M&A-related customer acquisition expenses, the company issued first quarter and full-year 2011 non-GAAP adjusted diluted EPS guidance of $0.23 – $0.25 and $0.68 – $0.74, respectively. The company believes that the non-GAAP adjusted diluted EPS measure, which excludes certain one-time costs, stock-based compensation, stock-based and other customer acquisition expense, and amortization of intangible assets, all adjusted for taxes, provides a useful view of more predictable and normalized business trends.

Quarterly Conference Call Information

Higher One will host a conference call at 5 p.m. EST today to discuss fourth quarter results. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures can be accessed through Higher One’s investor relations website at http://ir.higherone.com/. In addition, an archive of the webcast will be available for 90 days through the same link.

About Higher One

Founded in 2000, Higher One is a leading company focused on helping higher education institution business offices manage operations and provide enhanced service to students. Through a full array of services from refunds, payments, electronic billing, payment plans and more, Higher One works closely with colleges and universities to ensure students receive financial aid refunds quickly, can pay tuition and bills online, make on-campus and community purchases, and learn the basics of financial management. Higher One provides its services to more than 5.3 million students at distinguished public and private higher education institutions nationwide. More information about Higher One can be found at http://higherone.com.

Forward-Looking Statements

This press release includes forward-looking statements, as defined by the Securities and Exchange Commission. Management’s projections and expectations are subject to a number of risks and uncertainties that could cause actual performance to differ materially from that predicted or implied. These statements speak only as of the date they are made, and the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. Information about the factors that could affect future performance can be found in our recent SEC filings available on our website at http://ir.higherone.com.

Use of Non-GAAP Financial Measures

This release includes certain metrics presented on a non-GAAP basis, including non-GAAP adjusted EBITDA, non-GAAP adjusted net income, and non-GAAP adjusted EPS. We believe that these non-GAAP measures, which exclude amortization of intangibles, stock based compensation, and certain non-recurring or non-cash impacts to our results, all net of taxes, provide useful information regarding normalized trends relating to the company’s financial condition and results of operations. Reconciliations of these non-GAAP measures to their closest comparable GAAP measure are included in this press release.

Contacts

Investor Relations:	Ken Goff, 203-776-7776 x4462, kgoff@higherone.com
Media Relations:	Lisa Giangiulio, 212-642-7782, lisa.giangiulio@edelman.com

Higher One Holdings, Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands of dollars, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2010	2009	2010
Revenue:
Account revenue	$21,999	$31,821	$68,529	$113,516
Payment transaction revenue	1,655	3,731	1,688	15,742
Higher education institution revenue	1,917	3,594	5,135	12,543
Other revenue	505	637	2,254	3,168

Total revenue	26,076	39,783	77,606	144,969
Cost of revenue	9,273	14,517	26,529	51,845

Gross margin	16,803	25,266	51,077	93,124
Operating expenses:
General and administrative	6,167	8,520	18,143	32,381
Product development	617	787	2,287	3,311
Sales and marketing	2,097	2,409	7,966	16,185

Total operating expenses	8,881	11,716	28,396	51,877

Income from operations	7,922	13,550	22,681	41,247
Interest income	(2)	(16)	(4)	(29)
Interest expense	164	169	558	729
Other income	(17)	—	(17)	—

Net income before income taxes	7,777	13,397	22,144	40,547
Income tax expense	2,810	4,861	7,925	15,488

Net income	4,967	8,536	14,219	25,059

Net income available to common stockholders:
Basic	$977	$8,536	$2,742	$16,149
Participating securities	3,990	—	11,477	8,910

Diluted	$4,967	$8,536	$14,219	$25,059

Weighted average shares outstanding:
Basic	9,651,822	54,240,386	9,298,131	33,395,310
Diluted	53,821,423	59,360,619	53,150,890	57,302,843

Net income available to common stockholders per common share:
Basic	$0.10	$0.16	$0.29	$0.48
Diluted	$0.09	$0.14	$0.27	$0.44

Higher One Holdings, Inc.

Unaudited Condensed Consolidated Balance Sheets

(In thousands of dollars, except share and per share amounts)

	December 31, 2009	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	3,339	34,484
Investments	—	14,697
Accounts receivable	2,359	2,622
Income receivable	3,337	3,719
Deferred tax asset	477	48
Prepaid expenses and other current assets	2,501	6,981
Restricted cash	—	8,250

Total current assets	12,013	70,801

Deferred costs	5,332	3,782
Fixed assets, net	4,221	9,919
Intangible assets	21,526	18,456
Goodwill	15,058	15,830
Other assets	545	653

Total assets	58,695	119,441

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities:
Accounts payable	2,800	3,063
Accrued expenses	8,695	11,786
Capital lease obligations	7	—
Current portion of line of credit	18,000	—
Acquisition payable	9,640	8,250
Deferred revenue	5,258	7,974

Total current liabilities	44,400	31,073

Deferred revenue	1,428	2,051
Deferred tax liability	5,761	2,926

Total liabilities	51,589	36,050

Stockholders’ equity:
Convertible preferred stock, $.001 par value; 20,000,000 shares authorized; 12,975,169 shares issued and outstanding at December 31, 2009; no shares issued or outstanding, at December 31, 2010 (liquidation preference of $54,148 for 2009)	80,954	—
Common stock, $.001 par value; 200,000,000 shares authorized; 12,276,765 and 56,109,234 shares issued and outstanding at December 31, 2009 and 2010, respectively;	12	56
Additional paid-in capital	4,624	136,760
Accumulated deficit, net of 2008 $93,933 of stock tender transaction	(78,484)	(53,425)

Total stockholders’ equity	7,106	83,391

Total liabilities and stockholders’ equity	58,695	119,441

Higher One Holdings, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands of dollars)

	Twelve Months Ended December 31,
	2009	2010
Cash flows from operating activities
Net income	14,219	25,059
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,969	7,292
Amortization of deferred finance costs	113	204
Non-cash interest expense	40	360
Stock-based customer acquisition expense	2,385	7,274
Stock-based compensation	1,387	2,913
Loss on disposal of fixed assets	—	24
Preferred stock warrant fair value adjustment	—	—
Deferred income tax expense (benefit)	(836)	(3,166)
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	27	(263)
Income receivable	219	(382)
Deferred costs	(1,917)	(988)
Prepaid expenses and other current assets	(811)	(2,610)
Deferred income tax provision	110	—
Other assets	(330)	(125)
Accounts payable	665	263
Accrued expenses	2,109	862
Deferred revenue	307	3,339

Net cash provided by operating activities	20,656	40,056

Cash flows from investing activities
Investment securities, available for sale:
Purchases	—	(20,777)
Proceeds from sales and maturities	—	6,080
Purchases of fixed assets, net of disposals and $347,000 of construction payables as of December 31, 2010	(2,188)	(7,059)
Acquisition of Informed Decisions Corporation, net of cash acquired	(16,543)	—
Payment of acquisition payable	—	(1,750)
Payment to escrow agent	—	(8,250)
Purchase of intangibles	—	—

Net cash used in investing activities	(18,731)	(31,756)

Cash flows from financing activities
Repayment of capital lease obligations	(27)	(7)
Proceeds from line of credit	20,250	4,000
Repayments of line of credit	(21,150)	(22,000)
Proceeds from issuance of common and preferred stock, net of issuance costs	495	37,209
Purchase of tendered stock, options and warrants	—	—
Tax benefit from disqualifying dispositions related to options	148	2,811
Proceeds from exercise of stock options	210	1,019
Payment of deferred financing costs	—	(187)
Proceeds from exercise of non-tendered warrants	—	—

Net cash provided by financing activities	(74)	22,845

Net change in cash and cash equivalents	1,851	31,145
Cash and cash equivalents at beginning of year	1,488	3,339

Cash and cash equivalents at end of year	3,339	34,484

Higher One Holdings, Inc.

Unaudited Supplemental Operating Data

(in thousands)

	Three Months Ended
	Dec 31,	March 31,	June 30,	Sept 30,	Dec 31,
	2009	2010	2010	2010	2010
OneDisburse SSE (1)	2,320	2,684	2,795	3,217	3,281
y/y growth	—	46%	35%	48%	41%

CASHNet Suite SSE (2)	1,971	2,193	2,315	2,450	2,460
y/y growth	—	43%	40%	39%	25%

Ending OneAccounts (3)	1,004	1,207	1,235	1,538	1,618
y/y growth	—	84%	82%	66%	61%

(1)	OneDisburse SSE is recorded each quarter as the total student enrollment at all schools that are contracted at quarter-end for our OneDisburse product, as of the date the contract is signed (using the most up-to-date IPEDS data at that point in time).
(2)	CASHNet SSE is recorded each quarter as the total student enrollment at all schools that are contracted at quarter-end for at least one of our CASHNet Payment Suite products, as of the date the contract is signed (using the most up-to-date IPEDS data at that point in time).
(3)	Ending OneAccounts is defined as the number of open accounts with a non-zero balance at the end of a given period

Higher One Holdings, Inc.

Unaudited Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2010	2009	2010
Net income	$4,967	$8,537	$14,219	$25,059
Interest income	(2)	(16)	(4)	(29)
Interest expense	164	169	558	729
Income tax expense	2,810	4,860	7,925	15,488
Depreciation and amortization	1,082	1,971	2,969	7,292

EBITDA	9,021	15,521	25,667	48,539
Other Income	(17)	—	(17)	—
Stock-based and other customer acquisition expense	490	565	2,385	8,013
Stock-based compensation expense	424	729	1,387	2,913
Milestone bonus	419	—	1,094	—

Adjusted EBITDA	$10,337	$16,815	$30,516	$59,465

Revenues	$26,076	$39,783	$77,606	$144,969
Net Income Margin	19.0%	21.5%	18.3%	17.3%
Adjusted EBITDA Margin	39.6%	42.3%	39.3%	41.0%

Unaudited Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Adjusted Net Income and

Adjusted Diluted EPS

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2010	2009	2010

Net income	$4,967	$8,537	$14,219	$25,059

Stock-based and other customer acquisition expense	490	565	2,385	8,013
Stock-based compensation expense - ISO	206	378	610	1,526
Stock-based compensation expense - NQO	218	351	777	1,387
Milestone bonus expense	419	—	1,094	—
Amortization of intangibles	405	767	710	3,070
Amortization of finance costs	36	51	113	204

Total pre-tax adjustments	1,774	2,112	5,689	14,200
Tax rate	35.9%	35.7%	35.9%	38.2%
Tax adjustment	(563)	(618)	(1,823)	(4,841)

Adjusted net income	$6,178	$10,031	$18,085	$34,418

Diluted average weighted shares outstanding	53,821	59,361	53,151	57,303
Diluted EPS	$0.09	$0.14	$0.27	$0.44
Adjusted Diluted EPS	$0.11	$0.17	$0.34	$0.60

Revenues	$26,076	$39,783	$77,606	$144,969
Net Income Margin	19.0%	21.5%	18.3%	17.3%
Adjusted Net Income Margin	23.7%	25.2%	23.3%	23.7%

Higher One Holdings, Inc.

Business Outlook

Three Months Ending March 31, 2011
	GAAP	Non-GAAP (a)
Revenues (in millions)	$51.0 - $53.0	$51.0 - $53.0
Diluted EPS	$0.14 - $0.20	$0.23 - $0.25

(a)	Estimated Non-GAAP amounts above for the three months ending March 31, 2010 reflect the estimated quarterly adjustments that exclude (i) expenses related to the one-time ATM fleet upgrade of approximately $100,000, (ii) the amortization of intangibles and finance costs of approximately $800,000, (iii) stock-based compensation expense of approximately $1.0 million, and (iv) stock-based and other customer acquisition expense of approximately $2.0 million to $8.0 million.

Stock-based and other customer acquisition expense primarily relates to our acquisition of EduCard in 2008, in connection with which we issued restricted stock, and IDC in 2009. We calculate the stock-based and other customer acquisition expense based on the undergraduate enrollment at higher education clients acquired relating to the acquisition, and the market value of our common stock at the time the client is acquired. It is difficult to predict with any degree of certainty either the number of new higher education clients we will acquire, the timing of future customer acquisitions, or the market value of our common stock at any time, resulting in a wide range of expected expense.

Twelve Months Ending December 31, 2011
	GAAP	Non-GAAP (b)
Revenues (in millions)	$180.0 - $188.0	$180.0 - $188.0
Diluted EPS	$0.39 - $0.56	$0.68 - $0.74

(b)	Estimated Non-GAAP amounts above for the twelve months ending December 31, 2011 reflect the estimated annual adjustments, that exclude the amortization of (i) expenses related to the one-time ATM fleet upgrade of approximately $1.0 million, (ii) intangibles and finance costs of approximately $3.0 million, (iii) stock-based compensation expense of approximately $4.0 million, and (iv) stock-based and other customer acquisition expense of approximately $8.0 million to $22.0 million.

Stock-based and other customer acquisition expense primarily relates to our acquisition of EduCard in 2008, in connection with which we issued restricted stock, and IDC in 2009. We calculate the stock-based and other customer acquisition expense based on the undergraduate enrollment at higher education clients acquired relating to the acquisition, and the market value of our common stock at the time the client is acquired. It is difficult to predict with any degree of certainty either the number of new higher education clients we will acquire, the timing of future customer acquisitions, or the market value of our common stock at any time, resulting in a wide range of expected expense.